Allscripts announces third quarter 2013 results

-- Bookings of $236 million

-- 46 percent growth year-over-year

-- Recurring revenue grows from second quarter, representing 77 percent of total revenue

CHICAGO, Nov. 7, 2013 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) ("Allscripts" or the "Company") today announced financial results for the three and nine months ended September 30, 2013.

Third Quarter Highlights:

  Bookings(1) grew 10 percent over the second quarter of 2013.  Year-to-date, Allscripts bookings grew 14 percent over the first nine months of 2012.
  Contract backlog continues to grow and totaled a record $3.3 billion as of September 30, 2013.
  Approximately 40 percent of third quarter bookings were derived from Allscripts industry-leading Population Health Management solutions(2).  These offerings are sold within as well as outside the Allscripts core Electronic Health Record (EHR) client base.
  Allscripts cloud-based, EHR-agnostic solutions represented more than 25 percent of bookings and approximately 15 percent of revenue in the quarter.
  Renewed and expanded a number of partnerships with clients including PIH Health and HealthCare Partners.  These agreements expanded the use of Allscripts core EHR solutions across both acute and ambulatory care settings.  In addition several clients, including PIH and HealthCare Partners, chose Allscripts Population Health Management solutions, to enable accountable care initiatives.
  Successfully delivered on key client commitments, including ICD-10 readiness and complete EHR certification for every application required to attest for Meaningful Use 2, along with modular certifications for client flexibility.

"We accomplished several important objectives during the third quarter, including quarterly bookings growth of 46 percent over Q3 2012, as well as drove significant client renewals and agreement expansions," said Paul M. Black, President and Chief Executive Officer of Allscripts. "We are delivering on client commitments and have substantial work underway for MU2 and ICD-10 upgrades."

Mr. Black continued, "The Allscripts OPEN Connected Community platform provides us with competitive differentiation and has enabled us to take a leadership position within accountable care and population health management. Approximately 40 percent of third quarter bookings came from Population Health Management solutions demonstrating our clear industry leadership in this important, growing segment. Although our income statement continues to be negatively impacted by our shifting revenue model and significant investments, we remain focused on fundamental execution to ensure Allscripts success for the long term."

Third Quarter Details:

  Bookings of $236 million.  This compares with bookings of $162 million in the third quarter of 2012, and $214 million in the second quarter of 2013, or growth of 46 and 10 percent, respectively.
  GAAP revenue of $330 million and non-GAAP revenue of $334 million.  This compares with GAAP and non-GAAP revenue of $361 million in the third quarter of 2012.
  GAAP gross profit for the three months ended September 30, 2013 was $126 million.  This compares with GAAP gross profit of $157 million in the third quarter of 2012.
  Non-GAAP gross profit was $146 million for the three months ended September 30, 2013, or 44 percent of total non-GAAP revenue.  This compares with $166 million or 46 percent of non-GAAP revenue for the prior year period.
  GAAP operating loss for the three months ended September 30, 2013, including certain non-recurring expenses and transaction-related costs, was $43 million.  This compares with GAAP operating income of $9 million in the third quarter of 2012.
  Non-GAAP operating income, excluding certain non-recurring expenses and transaction-related costs, was $16 million for the three months ended September 30, 2013, or 5 percent of total non-GAAP revenue.  This compares with $50 million or 14 percent of non-GAAP revenue for the prior year period.
  GAAP net loss for the three months ended September 30, 2013, including certain non-recurring expenses and transaction-related costs, was $49 million and GAAP loss per share was $0.27.  This compares with net income of $9 million and diluted earnings per share of $0.05 in the third quarter of 2012.
  Non-GAAP net income, after adjustments for certain non-recurring expenses and transaction-related costs, for the three months ended September 30, 2013, was $9 million resulting in non-GAAP diluted earnings per share of $0.05.  This compares with $39 million and $0.23, respectively, in the third quarter of 2012.
  Adjusted EBITDA was $39 million for the three months ended September 30, 2013.  This compares with $71 million of Adjusted EBITDA in the third quarter of 2012.
  Third quarter 2013 GAAP results include the following items, all on a pre-tax basis:
    Deferred revenue and other adjustments of $4.0 million.
    Acquisition-related amortization of $19.4 million.
    Stock-based compensation expense of $9.7 million.
    Non-recurring expenses and transaction-related costs totaling $18.7 million.
    Non-cash asset impairment charges totaling $7.4 million.
    Non-cash charges to interest expense and other totaling $3.4 million ($2.7 million, net of tax).

Please refer to Table 4 "Condensed Non-GAAP Financial Information" for a complete reconciliation of the GAAP and non-GAAP financial measures discussed in this news release. In addition, see the "Explanation of Non-GAAP Financial Measures" section in this news release for further discussion of these items.

Liquidity and Debt

As of September 30, 2013, Allscripts had total liquidity of approximately $426 million comprised of cash, marketable securities and undrawn amounts under its revolving credit facility.

In addition, on September 30, 2013, Allscripts had approximately $627 million of principal debt obligations, consisting of $345 million of its 1.25% Cash Convertible Notes and $282 million outstanding under its Senior Secured Credit Facilities.

Conference Call

Allscripts will conduct a conference call today, Thursday, November 7, 2013, at 4:30 PM Eastern Standard Time to discuss its earnings and other information. Participants may access the conference call via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the US) or +1 (973) 935-8787 (international) and requesting Conference ID #75102043.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com or by calling (855) 859-2056 or +1 (404) 537-3406 - Conference ID #75102043.

Supplemental and non-GAAP financial information also will be available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, professional services, remote hosting, outsourcing and SaaS.

(2)

Population Health Management Solutions are comprised of Allscripts Care Management, dbMotion, FollowMyHealth™ patient portal, Patient Flow, Care Director as well as Allscripts post-acute, decision support and clinical analytics solutions.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2013 Allscripts Healthcare, LLC. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts. Other company and product names featured herein may be the trademarks of their respective owners.

Forward-Looking Statements

This press release contains statements, estimates, or projections that constitute forward-looking statements as defined under U.S. federal securities laws. These forward-looking statements include, without limitation, statements regarding Allscripts' ability to fulfill its client commitments.

Forward-looking statements are subject to certain risks and uncertainties including, without limitation, risks associated with: the possibility that Allscripts' current initiatives focused on product delivery, client experience, streamlining its cost structure, and financial performance may not be successful; the impact of the realignment of Allscripts' sales and services teams; physicians and hospitals failing to accept Allscripts' products and services, or delaying their decision whether to purchase Allscripts' products and services; Allscripts' ability to obtain the benefits of government programs initiated to accelerate the adoption and utilization of health information technology; Allscripts' failure to achieve the strategic benefits of its merger with Eclipsys or its acquisition of dbMotion, or that its products will not be integrated successfully with the Eclipsys and dbMotion products; competition within the industries in which Allscripts operates, including the risk that its existing clients will switch to products of its competitors; Allscripts' ability to predict the sales cycles and implementation schedule for its software solutions; Allscripts' ability to manage its growth effectively; Allscripts' ability to attract and retain qualified personnel; Allscripts' ability to successfully introduce new products or services, or its ability to keep pace with advances in technology; Allscripts' ability to establish and maintain strategic relationships; future acquisitions; Allscripts' products failing to perform properly; Allscripts' ability to protect its intellectual property rights; the possibility that Allscripts may be found to infringe, misappropriate, or violate the proprietary rights of third parties; legal proceedings; the ability of Allscripts' content and service providers to successfully perform and to comply with applicable laws, regulations, and contractual covenants; the impact of any liabilities related to Allscripts' provision of third party content; any breach of data security by third parties and unauthorized access to patient health information by third parties resulting in enforcement actions, fines and other litigation; Allscripts' ability to obtain additional financing; the possibility that Allscripts may be forced to reduce its prices; Allscripts' ability to license and integrate third party technologies; Allscripts' ability to maintain and expand its business with its existing customers, or to effectively transition its customers to newer products; changes in interoperability and other regulatory standards applicable to Allscripts' software; changes in CMS diagnosis and inpatient procedure coding; Allscripts' ability to comply with existing laws, regulations, and industry initiatives; increased government involvement in healthcare; the lack of timely development of the electronic healthcare information market; consolidation in the healthcare industry; business disruptions; costs or customer losses relating to the standardization of Allscripts' small office electronic health record and practice management systems; Allscripts' operations in India and its expansion into markets outside of North America; future sales of Allscripts' common stock and issuances of its preferred stock; the impact of certain provisions of Allscripts' charter documents, debt instruments, and Delaware law; impairment of Allscripts' goodwill; Allscripts' ability to maintain effective internal controls; the volatility of the market price of Allscripts' common stock; quarterly variances in Allscripts' operating results; Allscripts' significant levels of indebtedness; Allscripts' failure to comply with covenants in its debt instruments, or other risks related to its indebtedness; the impact of significant potential contingent tax liabilities; and risks related to the upgrade of Allscripts' enterprise resource planning system.

More information about these risks is set forth under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Allscripts' Annual Report on Form 10-K/A for the year ended December 31, 2012 and in its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Additional information will also be set forth in Allscripts' Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Each of these reports is or will be on file with the SEC, and is or will be available at investor.allscripts.com and on the SEC website at www.sec.gov.

Actual results could differ materially from present expectations or projections, and reported results should not be considered an indication of future performance. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Allscripts undertakes no obligation to publicly update or revise any forward-looking statements unless required by law.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$60.8	$104.0
Accounts receivable, net	322.3	329.5
Deferred taxes, net	55.5	56.5
Prepaid expenses and other current assets	117.1	110.0
Total current assets	555.7	600.0
Long-term marketable securities	1.4	1.7
Fixed assets, net	166.6	155.5
Software development costs, net	89.2	95.6
Intangible assets, net	471.7	427.0
Goodwill	1,189.6	1,039.4
Deferred taxes, net	7.5	7.5
Other assets	156.7	50.3
Total assets	$2,638.4	$2,377.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51.0	$45.9
Accrued expenses	92.4	93.1
Accrued compensation and benefits	59.1	44.1
Deferred revenue	304.1	283.2
Current maturities of long-term debt and capital lease obligations	13.6	79.3
Total current liabilities	520.2	545.6
Long-term debt	530.5	362.7
Deferred revenue	28.3	19.8
Deferred taxes, net	92.7	125.9
Other liabilities	135.7	38.7
Total liabilities	1,307.4	1,092.7
Total stockholders' equity	1,331.0	1,284.3
Total liabilities and stockholders' equity	$2,638.4	$2,377.0

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
System sales	$26.5	$35.2	$86.0	$116.2
Professional services	49.0	62.7	169.3	201.6
Maintenance	117.9	119.3	351.8	354.3
Transaction processing and other	136.8	143.5	415.0	423.3
Total revenue	330.2	360.7	1,022.1	1,095.4
Cost of revenue:
System sales	14.8	13.6	41.2	49.3
Professional services	47.3	54.5	162.3	173.3
Maintenance	35.8	36.6	107.8	108.9
Transaction processing and other	83.7	82.6	252.0	246.4
Amortization of software development costs and acquisition-related assets (a)	23.0	16.4	62.5	47.3
Total cost of revenue	204.6	203.7	625.8	625.2
Gross profit	125.6	157.0	396.3	470.2
Selling, general and administrative expenses	104.6	90.4	310.4	280.0
Research and development	49.4	37.8	151.9	112.2
Asset impairment charges	7.4	11.1	10.5	11.1
Amortization of acquisition-related intangible assets	7.7	8.5	23.6	27.0
(Loss) income from operations	(43.5)	9.2	(100.1)	39.9
Interest expense (b)	(6.9)	(3.7)	(21.0)	(11.9)
Other (expense) income, net	(0.8)	(15.9)	7.5	(15.3)
(Loss) income before income taxes	(51.2)	(10.4)	(113.6)	12.7
Income tax benefit	2.3	19.8	30.2	10.5
Net (loss) income	($48.9)	$9.4	($83.4)	$23.2

Earnings (loss) per share - basic and diluted	($0.27)	$0.05	($0.47)	$0.13

Weighted average common shares outstanding:
Basic	178.2	170.9	176.5	181.2
Diluted	178.2	172.8	176.5	183.0

(a) Amortization of intangible assets and software development costs includes:
Amortization of capitalized software development costs	$11.3	$9.2	$32.7	$25.7
Amortization of acquisition-related intangible assets	11.7	7.2	29.8	21.6
	$23.0	$16.4	$62.5	$47.3

(b) Interest expense for the three months and nine months ended September 30, 2013 includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes totaling approximately $2.5 million and $2.8 million, respectively.  Interest expense for the nine months ended September 30, 2013 also includes the write-off of approximately $3.9 million of deferred debt issuance costs associated with the refinancing of Allscripts' senior secured credit facilities.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net (loss) income	($48.9)	$9.4	($83.4)	$23.2
Non-cash adjustments to net (loss) income:
Depreciation and amortization	46.8	37.7	131.8	110.6
Stock-based compensation expense	10.5	8.9	28.6	26.5
Other non-cash charges (credits), net	5.0	4.0	(26.1)	12.1
Total non-cash adjustments to income	62.3	50.6	134.3	149.2
Cash impact of changes in operating assets and liabilities	(0.9)	(28.9)	12.4	(7.9)
Net cash provided by operating activities	12.5	31.1	63.3	164.5
Cash flows from investing activities:
Capital expenditures	(11.3)	(16.8)	(57.0)	(55.5)
Capitalized software	(11.0)	(12.4)	(30.5)	(39.3)
Cash paid for business acquisitions, net of cash acquired	0.0	0.0	(148.8)	0.0
Sales and maturities of other investments	0.0	0.1	12.8	0.1
Net cash used in investing activities	(22.3)	(29.1)	(223.5)	(94.7)
Cash flows from financing activities:
Net proceeds from issuance of 1.25% cash convertible notes	(0.2)	0.0	305.5	0.0
Proceeds from issuance of common stock	2.0	0.1	11.3	4.0
Excess tax benefits from stock-based compensation	0.8	0.5	3.3	0.6
Taxes paid related to net share settlement of equity awards	(1.2)	(0.7)	(7.9)	(4.3)
Payments of acquisition financing obligations	0.0	0.0	(29.7)	0.0
Senior secured debt borrowings (payments), net of issuance costs	(3.0)	(29.5)	(163.8)	90.2
Repurchase of common stock	0.0	0.0	0.0	(226.0)
Net cash (used in) provided by financing activities	(1.6)	(29.6)	118.7	(135.5)
Effect of exchange rate changes on cash and cash equivalents	0.2	0.9	(1.7)	1.6
Net decrease in cash and cash equivalents	(11.2)	(26.7)	(43.2)	(64.1)
Cash and cash equivalents, beginning of period	72.0	120.4	104.0	157.8
Cash and cash equivalents, end of period	$60.8	$93.7	$60.8	$93.7

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	9/30/13	9/30/12	9/30/13	9/30/12
Total revenue, as reported	$330.2	$360.7	$1,022.1	$1,095.4

Deferred revenue and other adjustments	4.0	0.3	7.2	1.8
Total non-GAAP revenue	$334.2	$361.0	$1,029.3	$1,097.2

Gross profit, as reported	$125.6	$157.0	$396.3	$470.2

Deferred revenue and other adjustments	4.0	0.3	7.2	1.8
Acquisition-related amortization	11.7	7.2	29.8	21.6
Stock-based compensation expense	1.3	1.6	4.3	4.3
Non-recurring expenses and transaction-related costs (a)	3.0	0.0	8.7	0.0
Total non-GAAP gross profit	$145.6	$166.1	$446.3	$497.9

Operating income/(loss), as reported	($43.5)	$9.2	($100.1)	$39.9

Deferred revenue and other adjustments	4.0	0.3	7.2	1.8
Acquisition-related amortization	19.4	15.7	53.4	48.6
Stock-based compensation expense	9.7	8.8	27.8	26.4
Non-recurring expenses and transaction-related costs (a)	18.7	4.9	53.2	14.1
Asset impairment charges	7.4	11.1	10.5	11.1
Total non-GAAP operating income	$15.7	$50.0	$52.0	$141.9

Net income/(loss), as reported	($48.9)	$9.4	($83.4)	$23.2

Deferred revenue and other adjustments	3.2	0.3	5.4	1.3
Acquisition-related amortization	15.5	13.3	39.7	34.1
Stock-based compensation expense	7.7	7.5	20.5	18.6
Non-recurring expenses and transaction-related costs	14.9	4.1	39.9	9.9
Non-cash charges to interest expense and other	2.7	0.0	5.5	0.0
Asset impairment charges	5.9	9.4	8.0	9.4
Indemnification asset write-off	0.0	13.6	0.0	13.6
Tax benefit	0.0	(16.0)	0.0	(16.0)
Tax rate alignment	8.2	(2.2)	(1.3)	(1.8)
Non-GAAP net income	$9.1	$39.4	$34.3	$92.2

Tax rate	20%	15%	26%	29%

Weighted shares outstanding - diluted	178.2	172.8	176.5	183.0

Earnings per share - diluted, as reported	($0.27)	$0.05	($0.47)	$0.13

Non-GAAP earnings per share - diluted	$0.05	$0.23	$0.19	$0.50

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax.
(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended

	9/30/13	9/30/12	9/30/13	9/30/12

Cost of revenue:
MyWay product consolidation costs included in cost of revenue	$3.0	$0.0	$8.7	$0.0
Operating expenses:
Severance and other costs	$13.9	$4.1	$31.4	$10.5
MyWay product consolidation	0.0	0.0	6.8	0.0
Transaction-related costs	1.8	0.8	6.3	3.6
Total non-recurring expense and transaction-related costs included in operating expenses	$15.7	$4.9	$44.4	$14.1

Total non-recurring expenses and transaction related costs	$18.7	$4.9	$53.2	$14.1

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended

	9/30/13	9/30/12	9/30/13	9/30/12
Total revenue, as reported	$330.2	$360.7	$1,022.1	$1,095.4

Deferred revenue and other adjustments	4.0	0.3	7.2	1.8
Total non-GAAP revenue	$334.2	$361.0	$1,029.3	$1,097.2

Net income/(loss), as reported	($48.9)	$9.4	($83.4)	$23.2

Income tax benefit	(2.3)	(19.8)	(30.2)	(10.6)
Interest expense (income) and other (income) expense (a)	4.4	18.2	15.6	23.1
Stock-based compensation expense	9.7	8.8	27.8	26.5
Depreciation and amortization	46.8	37.7	131.8	110.6
Deferred revenue and other adjustments	4.0	0.3	7.2	1.8
Non-recurring expenses and transaction-related costs (b)	18.4	4.9	52.1	14.1
Asset impairment charges	7.4	11.1	10.5	11.1

Non-GAAP adjusted EBITDA	$39.5	$70.6	$131.4	$199.8

Non-GAAP adjusted EBITDA margin	12%	20%	13%	18%

(a) Interest expense (income) and other (income) expense has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b)  Depreciation expense totaling approximately $0.4 million and $1.2 million has been excluded from non-recurring expenses for the three and nine months ended September 30, 2013, respectively, since these amounts are also included in depreciation and amortization.

Table 6
Allscripts Healthcare Solutions, Inc.
Supplemental Data Sheet
(In millions)
(unaudited)

											Pct Change

	CY 2012				CY 2013				YTD		2013/2012			2013/2012
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	CY 2012	CY 2013	Q1	Q2	Q3	YTD

Bookings	$194.6	$194.1	$161.9	$180.7	$177.7	$214.1	$235.8	-	$550.6	$627.5	-8.7%	10.3%	45.7%	14.0%

Contract Backlog:
Systems	$126	$122	$111	$107	$101	$96	$100	-	$107	$100	-20.4%	-21.2%	-9.8%	-7.0%
Professional services	375	381	395	376	387	384	378	-	376	378	3.4%	0.7%	-4.3%	0.5%
Maintenance	853	849	860	875	843	845	832	-	875	832	-1.1%	-0.5%	-3.3%	-4.9%
Transaction processing and other	1,509	1,485	1,461	1,450	1,413	1,871	2,002	-	1,450	2,002	-6.3%	26.0%	37.0%	38.1%
Total Contract Backlog	$2,863	$2,837	$2,827	$2,808	$2,744	$3,196	$3,311	-	$2,808	$3,311	-4.1%	12.6%	17.1%	17.9%

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back deferred revenue and other adjustments for GAAP purposes.
  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs.
  Non-GAAP operating income consists of GAAP operating income as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs and non-cash asset impairment charges.
  Non-GAAP net income consists of GAAP net income as reported, excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs and non-cash asset impairment charges, and adds back deferred revenue and other adjustments, in each case net of any related tax effects.  Non-GAAP net income also includes a tax rate alignment adjustment.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: the provision for revenue deferral; provision/(benefit) for income taxes; net interest expense and interest income and other income/(expense); stock-based compensation expense; depreciation and amortization; deferred revenue and other adjustments; non-recurring and transaction-related costs; and non-cash asset impairment charges.

Deferred Revenue and Other Adjustments. Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Also included are adjustments for changes in the fair value of a warrant issued to a commercial partner and the effects of straight-lining contractual pricing adjustments over the performance period. Allscripts adds back deferred revenue and other adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses in the third quarter of 2013 relate to certain severance, product consolidation, legal, consulting, and other charges incurred in connection with activities that are considered one-time.

Transaction-related costs during the third quarter of 2013 are fees and expenses, including legal, investment banking and accounting fees incurred in connection with the acquisitions of dbMotion, Ltd. and Jardogs. Allscripts excludes transaction-related costs from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Asset Impairment Charges. Asset impairment charges during the three and nine months ended September 30, 2013 relate to product consolidation activities associated with the dbMotion acquisition in the first quarter of 2013 and additional asset impairment related to converging the MyWay Electronic Health Record System ("MyWay") with the Professional Suite Electronic Health Record System ("Professional Suite").

Allscripts announced on October 3, 2012, a plan to standardize its small office electronic health record and practice management systems. As part of this plan, Allscripts will converge, over time, MyWay and its Professional Suite solutions. As a result, the Company recorded an $11.1 million non-cash charge to earnings in the quarter ended September 30, 2012 related to the impairment of previously capitalized software development costs for MyWay plus the net carrying value of a perpetual license for certain software code incorporated in MyWay.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense and other includes the write-off of deferred debt issuance costs associated with the refinancing of the Company's credit facilities during the second quarter of 2013 and non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes issued by Allscripts during the second quarter of 2013. Also included in this amount are non-cash adjustments to reflect changes in the fair value of derivative financial instruments related to the 1.25% Cash Convertible Notes that do not qualify for hedge accounting treatment.

Settlement of Acquired Tax Position. Pursuant to the Framework Agreement between Misys plc and Allscripts signed in 2010, Misys plc agreed to indemnify Allscripts against potential contingent tax liabilities for which it could be potentially liable, arising from Allscripts' purchase of Allscripts shares from Misys plc in 2010.

During the three months ended September 30, 2012, Allscripts settled the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the unrecognized tax liability totaling $29 million. Accordingly, the result for GAAP purposes was the write-off of the remaining tax indemnification asset totaling $16 million, on a pre-tax basis. This charge is substantially not deductible for tax purposes. In addition, the Company decreased its unrecognized tax liability and recorded an offsetting tax benefit of $16 million for the three months ended September 30, 2012. More details on this topic are available on Forms S-4, 10-K and 10-Q filed with the Securities and Exchange Commission on June 29, 2010, February 29, 2012 and August 9, 2012, respectively, as well as other Company filings.

Tax Rate Alignment. Tax adjustment to align the current quarter's effective tax rate to the expected annual non-GAAP effective tax rate. Accordingly, the non-GAAP effective tax rate for the three and nine months ended September 30, 2013 excludes the impact of a deferred tax asset valuation allowance recorded in the current quarter.

Management also believes that non-GAAP revenue, gross profit, operating income, net income and non-GAAP net income on a per share basis, and Adjusted EBITDA provide useful supplemental information to management and investors regarding the underlying performance of Allscripts' business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP revenue, operating income, net income and/or Adjusted EBITDA to measure achievement under Allscripts' stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors: Seth Frank, 312-506-1213, seth.frank@allscripts.com , Media: Claire Weingarden, 312-447-2442, claire.weingarden@allscripts.com